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                                                                    Exhibit 24.7

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes Dennis P. McKenna, Robert Krakauer and Patricia H. McCall, and each of them, his or her true and lawfully attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all registration statements and amendments thereto filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in order to register $15,000,000 (in United States Dollars) of Exchange Notes (as defined in the Indenture) under the Securities Act, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date:  September 18, 2001

                                                      /s/ Dong Woo Lee
                                            ------------------------------------
                                            Name:  Dong Woo Lee
                                            Title: Chief Financial Officer
                                            Company: ChipPAC Korea Company Ltd.